UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report (Date of earliest event reported):	September 11, 2018

                      Oshkosh Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

          P.O. Box 2566, Oshkosh, Wisconsin 54903
(Address of principal executive offices, including zip code)

           (920) 235-9151
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company                                                                      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2018, the Board of Directors of Oshkosh Corporation (the “Company”) increased the size of the Board from 12 to 13 members and elected Sandra E. Rowland as a director, effective immediately.  The initial term as a director for Ms. Rowland will expire at the Company’s 2019 annual meeting of shareholders.  The Board has determined that Ms. Rowland is independent under the listing standards of the New York Stock Exchange and the Company’s criteria for determining director independence.  As of the time of the election of Ms. Rowland, the Board includes 12 independent directors.  At the time of her election, the Board appointed Ms. Rowland to the Board’s Audit Committee, which is the only committee of the Board to which she has been appointed to date.

Ms. Rowland currently serves as the Executive Vice President and Chief Financial Officer of Harman International Industries, Incorporated, part of Samsung Electronics, Co., Ltd.  Prior to joining Harman International, Ms. Rowland held various positions at the Eastman Kodak Company, where she worked from 2000 to 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            OSHKOSH CORPORATION

Date:  September 14, 2018                                                                                    By:  /s/ Ignacio A. Cortina
         Ignacio A. Cortina
         Executive Vice President, General Counsel
               and Secretary